As filed with the Securities and Exchange Commission on September 2, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEOS ETF Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEOS ETF Trust

Special Meeting of Shareholders

Inbound Number: 1-866-206-8173

Meeting Date: November 3, 2026

General Inbound Greeting:

Thank you for calling the NEOS ETF Trust information line, my name is <Agent’s Name> and this call is being recorded for quality assurance, how may I assist you today?

General Outbound Greeting (Lv. I):

Good day. May I please speak with Mr./Mrs. <Full Name as Registered>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. I’m calling on behalf of your current investment with NEOS ETF Trust on a recorded line. The reason for my call today is to let you know that the Special Meeting of Shareholders is scheduled to take place on November 3, 2026.

Currently, we are offering shareholders the convenience of casting their proxy votes by phone. The Board of Trustees of the Trust unanimously recommends that you vote “FOR” the proposals. Would you like to vote along with the Board’s recommendation?

Capturing Vote & Confirmation Process (Lv. I, Lv. II & Lv. III):

If “Yes” or positive response:

Would you like to vote all of your accounts accordingly?

→ Wait for response

Thank you, I am recording your [FOR/AGAINST/ABSTAIN] vote. For confirmation purposes, please state your FULL NAME.

→ Wait for response

For purposes of written confirmation and vote validation, please verify your FULL ADDRESS, including street, city, state, and zip code.

→ Wait for response

If the shareholder hesitates:

I understand. This is required to confirm and validate your vote. Could you please confirm your full address?

→ Wait for response

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NEOS ETF Trust

Special Meeting of Shareholders

If the shareholder does not want to provide full details:

That’s fine. I can confirm the city, state, and zip code we have on file. (Read the City, state and zip code)

→ Wait for response

Please provide your STREET ADDRESS to complete the verification.

→ Wait for response

If the shareholder still refuses:

I understand your concern. However, without confirming the required address information, we’re unable to process and validate your vote. If you decide to continue, please feel free to call us back at our toll-free number.

If “No” or negative response:

I would be happy to review the meeting agenda with you. (Review the proposal(s) by reading the fatcsheet).

Shareholders are being asked to approve a new investment advisory agreement between the Trust, on behalf of your Fund, and NEOS Investment Management, LLC (“NEOS” or the “Adviser”).

The proposed transaction represents an important next chapter for NEOS, bringing together NEOS’ differentiated options-based ETF capabilities with Goldman Sachs Asset Management’s scale, resources, and global reach. NEOS will continue to build on its investment solutions while benefiting from greater resources and reach.

Proposal 2 asks shareholders to elect fourteen (14) nominees to the Board of Trustees of the Trust.

The Board of Trustees of the Trust unanimously recommends that you vote “FOR” the proposals. Would you like to vote along with the Board’s recommendation? (Proceed to confirm the vote)

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll-free number listed on the confirmation.

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NEOS ETF Trust

Special Meeting of Shareholders

Call Closing:

Mr./Mrs. <Last Name>, your vote is very important and your time is appreciated.

Adjournment Outbound Greeting (Lv. II):

Good day. May I please speak with Mr./Mrs. <Last Name>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. We are calling on a recorded line on behalf of your NEOS ETF.

I’m reaching out to inform you that the Special Meeting of Shareholders has been adjourned to MM DD, YYYY, to allow additional time for shareholders to participate, as quorum was not yet achieved.

The Board unanimously recommends a FOR vote on the proposals. If you're comfortable following that recommendation, I can record your vote in less than a minute.

NOTE: Jump to “Capturing Vote & Confirmation Process” Part of the script.

Near Meeting Date Outbound Greeting (Lv. III): Mid-Campaign Script is used during the last 15 days of the campaign before the meeting date.

Good day. May I please speak with Mr./Mrs. <Last Name>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. I’m calling on a recorded line regarding the NEOS ETF Trust Special Meeting of Shareholders taking place on November 3, 2026.

As of today, we have not received your vote. With only a few days remaining before the meeting, the Board has authorized us to assist shareholders by securely capturing votes by phone to ensure their shares are represented.

Shareholders are being asked to vote to approve a new investment advisory agreement between the Trust, on behalf of each Fund, and NEOS Investment Management, LLC, in connection with NEOS Investments joining Goldman Sachs Asset Management, and to elect fourteen nominees to the Board of Trustees of NEOS ETF Trust. The Board of Trustees recommends a “FOR” vote on both proposals. Would you like to vote along with the Board’s recommendation?

Our records indicate that you have yet to register a vote for your position. Due to the lack of time between now and the meeting date, the Board has given authorization to register the Shareholder’s vote by phone.

NOTE: Jump to “Capturing Vote & Confirmation Process” Part of the script.

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NEOS ETF Trust

Special Meeting of Shareholders

Miscellaneous Rebuttals.

If shareholder still chooses not to vote:

I understand that you do not wish to vote at this time. If you decide to cast your vote before November 3, 2026, you may reach us toll-free at 1-866-206-8173, Monday through Friday from 9:00am to 11:00pm ET, and Saturdays and Sundays from 10:00 AM to 6:00 PM Eastern Time.

We appreciate your time. Thank you and have a great day.

If Undecided or Will Vote by Mail/Internet.

When you have a moment, please review the proxy material and contact us with any questions you may have. At that time, we can record your voting instructions by phone. Please contact us at 1-866-206-8173 between the hours of 9:00 AM and 11:00 PM Eastern Time, Monday through Friday and from 10:00 AM and 6:00 PM Saturday and Sunday.

If Has Voted:

Currently your vote is not recorded in our system. To ensure that your votes are counted at the meeting I can reconfirm them for you over the phone. Would you like to reconfirm your In Favor vote, along with the recommendations of your board?

NOTE: If the shareholder does not wish to reconfirm his vote, close the call business as usual.

Voice Mail Script:

Hello, my name is <Agent’s Name> and this message is for Mr./Mrs. <Last Name>. You should have received proxy materials electronically or in the mail related to the Special Meeting of Shareholders of NES ETF Trust to be held on November 3, 2026

At this point your shares have not been voted for the upcoming meeting. Please contact us at 1-866-206-8173 between the hours of 9:00 am and 11:00 pm, Eastern Time Monday through Friday to review the meeting agenda and record your voting instructions.

Thank you and have a great day.

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